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             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange
                        Act of 1934.

      Date of Report (Date of earliest event reported):
                      December 20, 1999



                     MMI Companies, Inc.
   (Exact name of registrant as specified in its charter)

                Commission file number:  1-11920


     Delaware                                36-3263253
(State or other jurisdiction              (IRS Employer
incorporation or organization)          Identification No.)


     540 Lake Cook Road, Deerfield, Illinois  60015-5290
          (Address of principal executive offices)


                       (847) 940-7550
    (Registrant's telephone number, including area code)


Item 5. Other Events

On December 20, 1999, MMI Companies, Inc. (MMI) and The St. Paul Companies, Inc. (St. Paul) executed an Agreement and Plan of Merger, whereby St. Paul would acquire each share of Common Stock, par value $0.10, of MMI, including the associated right to purchase one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $20 per share, of MMI, issued pursuant to the Amended and Restated Rights Agreement, dated as of September 24, 1998, for $10 in cash.

The agreement is subject to regulatory approval in the United States and United Kingdom as well as the approval of MMI's stockholders and other conditions set forth in the agreement.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Merger Agreement and Amendment to Rights Plan which are filed as exhibits to this Form 8-K.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit 99.1  Amendment to Rights Agreement

          Exhibit 99.2  Agreement and Plan of Merger




                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MMI Companies, Inc.
                                    (Registrant)


Date: December  22,  1999           /s/B. Frederick Becker
                                    B. Frederick Becker
                                    Chairman and Chief Executive
                                    Officer




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